Exhibit 99.1

Halozyme Contact
Robert H. Uhl
Senior Director, Investor Relations
(858) 704-8264
ruhl@halozyme.com

Halozyme Therapeutics Realigns Management

- Gregory I. Frost, Ph.D., appointed president and CEO -

- Jonathan E. Lim, M.D., resigns as president, CEO and director -

- H. Michael Shepard, Ph.D., promoted to chief scientific officer -

SAN DIEGO, December 3, 2010 – Halozyme Therapeutics, Inc. (Nasdaq: HALO), a biopharmaceutical company developing and commercializing products targeting the extracellular, today announced the appointment of Gregory I. Frost, Ph.D., to serve as president and CEO, effective immediately. Jonathan E. Lim, M.D., has resigned as president, CEO and member of the board of directors to pursue other opportunities. H. Michael Shepard, Ph.D., has been promoted to chief scientific officer after having joined the company as vice president of discovery research. The board has also accepted the resignation of Robert J. Little as vice president and chief commercial officer effective immediately.

“On behalf of the entire board I want to express our gratitude for the excellent job that Jonathan Lim has done since joining the company. He has been instrumental in transforming Halozyme from a research company to one with a rich development pipeline and lucrative partnerships. Dr. Lim has served Halozyme well, beginning in 2003, and the board appreciates his contributions to the company’s success,” stated Kenneth J. Kelley, chairman of the board of directors.

“I am pleased by this new role for Dr. Greg Frost. Greg’s scientific experience and integrated understanding of the biological systems at Halozyme’s core combined with his business acumen provide the right leadership for Halozyme’s product strategy,” stated R.J. Kirk, member of the Halozyme board of directors and largest shareholder.

“I am passionate about Halozyme’s future, our proven technology platform, and have confidence in our team to achieve our goals,” stated Gregory I. Frost, Ph.D., Halozyme’s president and CEO. “With the promotion of Mike Shepard to chief scientific officer, our scientific leadership has been placed in the capable hands of a proven biotechnology product innovator.”

 About Halozyme

Halozyme Therapeutics is a biopharmaceutical company developing and commercializing products targeting the extracellular matrix for the endocrinology, oncology, dermatology and drug delivery markets. The company’s product portfolio is based primarily on intellectual property covering the family of human enzymes known as hyaluronidases and additional enzymes that affect the extracellular matrix. Halozyme’s Enhanze™ technology is a novel drug delivery platform designed to increase the absorption and dispersion of biologics. The company has key partnerships with Roche to apply Enhanze technology to Roche’s biological therapeutics, including Herceptin® and MabThera®, and with Baxter BioScience to apply Enhanze technology to immunoglobulin. Halozyme’s Ultrafast Insulin program combines its rHuPH20 enzyme with mealtime insulins, which may produce more rapid absorption, faster action, and improved glycemic control. The product candidates in Halozyme’s pipeline target multiple areas of significant unmet medical need. For more information visit www.halozyme.com.

Safe Harbor Statement

In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning our potential opportunities and implementation of our strategy) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the company’s reports on Forms 10-K, 10-Q, and other filings with the Securities and Exchange Commission.

###